EXHIBIT 99.1
News Release

Contacts:
Media – Lisa H. Jester, Corporate Manager, Communications and Public Relations (513) 425-2510
Investors – Douglas O. Mitterholzer, General Manager, Investor Relations (513) 425-5215

AK Steel Announces Fourth Quarter and Full-Year 2019 Financial Results

WEST CHESTER, OH, February 20, 2020 – AK Steel (NYSE: AKS) today reported its financial results for the fourth quarter and full-year 2019.

Fourth Quarter 2019 Highlights

•	Fourth quarter 2019 net loss of $53.9 million, or $0.17 per diluted share; adjusted net loss of $35.1 million, or $0.11 per diluted share

•	Fourth quarter 2019 adjusted EBITDA of $47.2 million

•	Fourth quarter 2019 sales of $1.4 billion

Full-Year 2019 Highlights

•	Full-year 2019 net income of $11.2 million, or $0.04 per diluted share; adjusted net income of $107.4 million, or $0.34 per diluted share

•	Full-year 2019 adjusted EBITDA of $446.5 million

•	Full-year 2019 sales of $6.4 billion

“We operated well in the face of very challenging market conditions during the fourth quarter,” said Roger K. Newport, Chief Executive Officer of AK Steel. “We successfully completed a major planned maintenance outage at our Dearborn Works in October and made significant investments in the blast furnace and steelmaking operations, which will generate substantial recurring cost savings. Also, during the fourth quarter we entered into a merger agreement with Cleveland-Cliffs Inc. We continue to be excited about the value-creation potential of the transaction, which we anticipate will close on March 13, subject to regulatory review and shareholder approval.”
AK Steel reported a net loss of $53.9 million, or $0.17 per diluted share of common stock, for the fourth quarter of 2019. This compared to net income of $33.5 million, or $0.11 per diluted share, for the fourth quarter of 2018. During the fourth quarter of 2019, the company took another major step to de-risk its balance sheet and entered into a $615.6 million pension annuity transaction, bringing total pension obligations transferred through annuity transactions to approximately $1.1 billion since 2016. As a result, the company incurred a non-cash pension settlement charge of $26.9 million, or 0.08 per diluted share, in the fourth quarter. Also during the fourth quarter, the company completed the transition of all products from its Ashland Works coating line and closed that facility, as planned. In addition, the company recorded a credit of $8.1 million, or $0.02 per diluted share, to reflect adjustments to the Ashland Works closure costs recorded previously. Excluding these items, adjusted net loss for the fourth quarter of 2019 was $35.1 million, or $0.11 per diluted share. This compares to adjusted net income of $48.0 million, or $0.16 per diluted share, for the fourth quarter a year ago. Included in reported results in the year ago fourth quarter were non-cash pension settlement charges of $14.5 million, or $0.05 per diluted share.
The company’s adjusted EBITDA (as defined in the “Non-GAAP Financial Measures” section below) was $47.2 million, or 3.3% of net sales, for the fourth quarter of 2019, compared to adjusted EBITDA of $135.5 million, or 8.1% of net sales, for the fourth quarter a year ago. Contributing to this decline compared to the fourth quarter a year ago were significantly lower spot market selling prices, lower shipments to the automotive market due primarily to the General Motors strike, and higher costs for iron ore, coal and coke during the current year fourth

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quarter. Those challenges more than offset lower costs for scrap and energy. The company also had higher planned outage costs of $34.4 million in the fourth quarter of 2019, compared to $14.9 million in the fourth quarter of 2018.
The company ended 2019 with total liquidity of $835.4 million, consisting of cash and cash equivalents and $804.6 million of availability under the company’s revolving credit facility. During 2019, the company reduced outstanding long-term debt by $24.9 million and its pension and other postretirement benefit obligations by $109.8 million. In November 2019, the company redeemed its $148.5 million aggregate principal amount of Exchangeable Senior Notes at their maturity date by using its revolving credit facility.

Full-Year 2019 Results
AK Steel reported net income of $11.2 million, or $0.04 per diluted share of common stock, for 2019. This compared to net income of $186.0 million, or $0.59 per diluted share, for 2018. After adjusting for the aforementioned pension settlement charge of $26.9 million and charges of $69.3 million for the Ashland Works closure costs, adjusted net income for 2019 was $107.4 million, or $0.34 per diluted share. This compares to adjusted net income of $200.5 million, or $0.64 per diluted share, for 2018. Included in the reported results for 2018 was a pension settlement charge of $14.5 million. We made cash payments of $8.8 million in 2019 related to the Ashland Works charges, and expect to make cash payments of approximately $25.0 million in 2020 and the remaining amount over several years thereafter.
The company’s adjusted EBITDA for 2019 was $446.5 million, or 7.0% of net sales, compared to adjusted EBITDA of $563.4 million, or 8.3% of net sales, for a year ago. The decline was primarily driven by significantly lower steel spot market selling prices, lower shipments to the automotive and distributor and converter markets, and higher costs for iron ore, coal and coke during 2019. These factors more than offset higher automotive market selling prices, lower costs for outages, energy and certain raw materials, including scrap and alloys, and higher unrealized gains on iron ore derivatives compared to a year ago. The company had major maintenance outage costs of $81.0 million in 2019, compared to $91.1 million in 2018. Included in the results for 2019 were mark-to-market gains of $49.6 million from iron ore derivatives, of which approximately two-thirds are associated with iron ore purchases in future years. Not included in the financial results for 2019 were realized gains of $35.9 million for iron ore derivatives contracts that settled during the period for which the company had recognized mark-to-market gains in its financial results in prior periods, compared to $21.9 million for the same period in 2018. For 2018, the company recorded mark-to-market gains of $0.2 million.

(Dollars in millions, except per share and per ton data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Flat-rolled steel shipments (000 tons)	1,259.5	1,388.7	5,342.2	5,683.4
Selling price per flat-rolled steel ton	$1,027	$1,106	$1,078	$1,091

Net sales	$1,445.7	$1,677.1	$6,359.4	$6,818.2
Operating profit	10.4	86.5	209.3	364.4
Net income (loss) attributable to AK Steel Holding Corporation	(53.9)	33.5	11.2	186.0
Adjusted net income (loss) attributable to AK Steel Holding Corporation	(35.1)	48.0	107.4	200.5
Adjusted EBITDA	47.2	135.5	446.5	563.4

Net income (loss) per diluted share attributable to AK Steel Holding Corporation	$(0.17)	$0.11	$0.04	$0.59

Earnings Conference Call
As a result of the pending merger with Cleveland-Cliffs Inc., AK Steel will not be holding an earnings conference call for the fourth quarter.

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AK Steel
AK Steel is a leading producer of flat-rolled carbon, stainless and electrical steel products, primarily for the automotive, infrastructure and manufacturing, including electrical power, and distributors and converters markets. Through its subsidiaries, the company also provides customer solutions with carbon and stainless steel tubing products, hot- and cold-stamped components, and die design and tooling. Headquartered in West Chester, Ohio (Greater Cincinnati), the company has approximately 9,300 employees at manufacturing operations in the United States, Canada and Mexico, and facilities in Western Europe. Additional information about AK Steel is available at www.aksteel.com.

Forward-Looking Statements
Certain statements made or incorporated by reference in this earnings release reflect management’s estimates and beliefs and are intended to be “forward-looking statements” identified in the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify forward-looking statements.
The company cautions readers that forward-looking statements reflect the company’s current beliefs and judgments, but are not guarantees of future performance or outcomes. They are based on a number of assumptions and estimates that are inherently affected by economic, competitive, regulatory, and operational risks, uncertainties and contingencies that are beyond the company’s control, and upon assumptions about future business decisions and conditions that may change.
Forward-looking statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors. Such factors that could cause the company’s actual results and financial condition to differ materially from the results contemplated by such forward-looking statements include reduced selling prices, shipments and profits associated with a highly competitive and cyclical industry; domestic and global steel overcapacity; risks related to U.S. government actions on trade agreements, treaties or policies affecting trade; changes in the cost of raw materials, supplies and energy; the company’s significant amount of debt and other obligations; severe financial hardship or bankruptcy of one or more of the company’s major customers or key suppliers; the company’s significant proportion of sales to the automotive market; reduced demand in key product markets due to competition from aluminum or other alternatives to steel; excess inventory of raw materials; supply chain disruptions or poor quality of raw materials or supplies; production disruption or reduced production levels; the company’s healthcare and pension obligations; not reaching new labor agreements on a timely basis; major litigation, arbitrations, environmental issues and other contingencies; regulatory compliance and changes; climate change and greenhouse gas emissions; conditions in the financial, credit, capital and banking markets; the company’s use of derivative contracts to hedge commodity pricing volatility; potential permanent idling of facilities; inability to fully realize benefits of margin enhancement initiatives; information technology security threats, cybercrime and exposure of private information; changes in tax laws and regulations; risks related to the announcement, pendency and completion of the proposed merger with Cleveland-Cliffs Inc. (“Cliffs”), including: uncertainty regarding the market value of the consideration to be received by the company’s stockholders in the merger because the market price of Cliffs’ common shares will fluctuate; that an adverse ruling in any litigation that has been or may in the future be filed against the company, our directors, Cliffs or Cliffs’ directors in connection with the merger may delay or prevent the completion of the merger; that the merger agreement with Cliffs may be terminated and the merger may not be completed, or, if completed, the merger may not be completed on the anticipated terms and timing; that the failure to complete the merger could have a negative impact on the prices for our common stock and debt securities, as well as the company’s future business and financial results; the merger agreement’s restrictions on our ability to pursue alternatives to the merger; uncertainties during the pendency of the merger and their potential adverse impact on our business; transaction costs in connection with the merger exceeding our expectations; and uncertainties associated with the merger may cause a loss of management personnel and other employees, as well as those risks and uncertainties discussed in more detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the joint proxy statement/prospectus that forms part of the Registration Statement (as defined below) that Cliffs has filed with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction. As such, the company cautions readers not to place undue reliance on forward-looking statements, which speak only to the company’s plans, assumptions and expectations as

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of the date hereof. The company undertakes no obligation to publicly update any forward-looking statement, except as required by law.

Important Information About the Transaction and Where to Find It
In connection with the proposed transaction, on January 8, 2020, Cliffs filed with the SEC a registration statement on Form S-4 (File No. 333-235855) (as amended and as it may be supplemented from time to time, the “Registration Statement”) that includes a joint proxy statement of Cliffs and AK Steel and also constitutes a prospectus of Cliffs. The Registration Statement was declared effective by the SEC on February 4, 2020. On February 4, 2020, AK Steel also filed with the SEC its definitive joint proxy statement/prospectus in connection with the proposed transaction. AK Steel and Cliffs began mailing the definitive joint proxy statement/prospectus to their respective stockholders and shareholders on or around February 5, 2020. Cliffs and AK Steel may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Registration Statement or any other such document that Cliffs or AK Steel may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and securityholders may obtain copies of the Registration Statement, the definitive joint proxy statement/prospectus and the other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Documents filed with the SEC by AK Steel, including the definitive joint proxy statement/prospectus, are also available from AK Steel free of charge at its website, www.aksteel.com, or by contacting AK Steel’s Investor Relations at (513) 425-5215. Documents filed with the SEC by Cliffs are also available from Cliffs free of charge at its website, www.clevelandcliffs.com, or by contacting Cliffs’ Investor Relations at (216) 694-6544.

Participants in the Solicitation
AK Steel and Cliffs and certain of our respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning AK Steel’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement for company’s 2019 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 10, 2019. Information regarding Cliffs’ directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement for Cliffs’ 2019 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 12, 2019. Additional information regarding the interests of these participants are included in the definitive joint proxy statement/prospectus and the Registration Statement, as well as other relevant materials filed with the SEC when such materials become available. Free copies of these documents may be obtained from the sources indicated above.

No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell, or the solicitation of an offer to sell or the solicitation of an offer to buy, any securities or the solicitation of any vote or approval with respect to any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in millions, except per share and per ton data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Flat-rolled steel shipments (000 tons)	1,259.5	1,388.7	5,342.2	5,683.4
Selling price per flat-rolled steel ton	$1,027	$1,106	$1,078	$1,091

Net sales	$1,445.7	$1,677.1	$6,359.4	$6,818.2

Cost of products sold	1,325.9	1,448.4	5,606.3	5,911.0
Selling and administrative expenses	72.3	86.8	295.2	322.6
Depreciation	45.2	55.4	192.6	220.2
Ashland Works closure	(8.1)	—	56.0	—
Total operating costs	1,435.3	1,590.6	6,150.1	6,453.8

Operating profit	10.4	86.5	209.3	364.4

Interest expense	34.6	38.3	146.6	151.6
Pension and OPEB (income) expense	19.2	10.8	12.0	(19.2)
Other (income) expense	(2.0)	(2.5)	(18.5)	(5.9)

Income (loss) before income taxes	(41.4)	39.9	69.2	237.9

Income tax expense (benefit)	3.5	(2.2)	6.2	(6.2)

Net income (loss)	(44.9)	42.1	63.0	244.1
Less: Net income attributable to noncontrolling interests	9.0	8.6	51.8	58.1

Net income (loss) attributable to AK Steel Holding Corporation	$(53.9)	$33.5	$11.2	$186.0

Net income (loss) per share attributable to AK Steel Holding Corporation common stockholders:
Basic	$(0.17)	$0.11	$0.04	$0.59
Diluted	$(0.17)	$0.11	$0.04	$0.59

Weighted-average shares outstanding:
Basic	315.9	315.0	315.8	314.8
Diluted	315.9	315.9	316.6	315.6

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AK STEEL HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in millions, except per share amounts)
	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$31.0	$48.6
Accounts receivable, net	577.9	635.8
Inventory, net	1,346.2	1,419.9
Other current assets	65.2	97.0
Total current assets	2,020.3	2,201.3
Property, plant and equipment	7,168.9	6,969.2
Accumulated depreciation	(5,237.0)	(5,057.6)
Property, plant and equipment, net	1,931.9	1,911.6
Other non-current assets:
Goodwill and intangible assets	293.4	298.9
Other non-current assets	345.0	103.9
TOTAL ASSETS	$4,590.6	$4,515.7

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$705.1	$801.0
Accrued liabilities	314.4	288.9
Current portion of pension and other postretirement benefit obligations	41.0	38.7
Total current liabilities	1,060.5	1,128.6
Non-current liabilities:
Long-term debt	1,968.8	1,993.7
Pension and other postretirement benefit obligations	717.8	829.9
Other non-current liabilities	366.2	134.0
TOTAL LIABILITIES	4,113.3	4,086.2
Equity:
Common stock, authorized 450,000,000 shares of $.01 par value each; issued 317,768,621 and 316,595,613 shares in 2019 and 2018; outstanding 316,401,478 and 315,535,765 shares in 2019 and 2018	3.2	3.2
Additional paid-in capital	2,904.2	2,894.9
Treasury stock, common shares at cost, 1,367,143 and 1,059,848 shares in 2019 and 2018	(7.3)	(6.4)
Accumulated deficit	(2,680.6)	(2,691.8)
Accumulated other comprehensive income (loss)	(68.0)	(100.0)
Total stockholders’ equity	151.5	99.9
Noncontrolling interests	325.8	329.6
TOTAL EQUITY	477.3	429.5
TOTAL LIABILITIES AND EQUITY	$4,590.6	$4,515.7

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in millions)
	Twelve Months Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$63.0	$244.1
Depreciation	169.9	201.6
Depreciation—SunCoke Middletown	22.7	18.6
Amortization	32.7	32.0
Ashland Works closure	56.0	—
Deferred income taxes	(1.0)	(8.0)
Contributions to pension trust	(43.5)	(49.9)
Pension and OPEB (income) expense	17.8	(11.6)
OPEB payments	(26.8)	(35.6)
Mark-to-market (gains) losses on derivative contracts	(44.0)	(8.9)
Changes in working capital	37.2	13.8
Other operating items, net	(18.1)	(31.4)
Net cash flows from operating activities	265.9	364.7

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital investments	(180.8)	(150.1)
Capital investments—SunCoke Middletown	(14.0)	(1.9)
Other investing items, net	6.6	0.1
Net cash flows from investing activities	(188.2)	(151.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under credit facility	115.0	(115.0)
Redemption of long-term debt	(152.3)	(12.6)
SunCoke Middletown distributions to noncontrolling interest owners	(55.6)	(73.7)
Other financing items, net	(2.4)	(0.9)
Net cash flows from financing activities	(95.3)	(202.2)

Net increase (decrease) in cash and cash equivalents	(17.6)	10.6
Cash and cash equivalents, beginning of year	48.6	38.0
Cash and cash equivalents, end of year	$31.0	$48.6

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AK STEEL HOLDING CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Dollars in millions)

In certain of its disclosures in this news release, the company has reported adjusted EBITDA, adjusted EBITDA margin and adjusted net income (loss) that exclude the effects of noncontrolling interests, costs associated with the closure of Ashland Works and pension settlement charges. The company believes that reporting adjusted net income (loss) (as a total and on a per share basis) with these items excluded more clearly reflects our current operating results and provides investors with a better understanding of our overall financial performance. Adjustments to net income (loss) do not result in an income tax effect as any gross income tax effects are offset by a corresponding change in the deferred income tax valuation allowance.

EBITDA is an acronym for earnings before interest, taxes, depreciation and amortization. It is a metric that is sometimes used to compare the results of different companies by removing the effects of different factors that might otherwise make comparisons inaccurate or inappropriate. The adjusted results, although not financial measures under generally accepted accounting principles (“GAAP”) and not identically applied by other companies, facilitate the ability to analyze the company’s financial results in relation to those of its competitors and to the company’s prior financial performance by excluding items that otherwise would distort the comparison. Adjusted EBITDA, adjusted EBITDA margin and adjusted net income (loss) are not, however, intended as alternative measures of operating results or cash flow from operations as determined in accordance with GAAP and are not necessarily comparable to similarly titled measures used by other companies.

Neither current nor potential investors in the company’s securities should rely on adjusted EBITDA, adjusted EBITDA margin or adjusted net income (loss) as a substitute for any GAAP financial measure and the company encourages current and potential investors to review the following reconciliations of adjusted EBITDA and adjusted net income (loss).

Reconciliation of Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions, except per ton)	2019	2018	2019	2018
Net income (loss) attributable to AK Steel Holding	$(53.9)	$33.5	$11.2	$186.0
Net income attributable to noncontrolling interests	9.0	8.6	51.8	58.1
Income tax expense (benefit)	3.5	(2.2)	6.2	(6.2)
Interest expense, net	34.4	38.0	145.7	150.7
Depreciation and amortization	49.1	58.7	209.8	237.0
EBITDA	42.1	136.6	424.7	625.6
Less: EBITDA of noncontrolling interests (a)	13.7	15.6	74.4	76.7
Ashland Works closure	(8.1)	—	69.3	—
Pension settlement charges	26.9	14.5	26.9	14.5
Adjusted EBITDA	$47.2	$135.5	$446.5	$563.4
Adjusted EBITDA margin	3.3%	8.1%	7.0%	8.3%

(a)	The reconciliation of net income attributable to noncontrolling interests to EBITDA of noncontrolling interests is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2019	2018	2019	2018
Net income attributable to noncontrolling interests	$9.0	$8.6	$51.8	$58.1
Depreciation	4.7	7.0	22.6	18.6
EBITDA of noncontrolling interests	$13.7	$15.6	$74.4	$76.7

Reconciliation of Adjusted Net Income (Loss)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions, except per share)	2019	2018	2019	2018
Reconciliation to Net Income (Loss) Attributable to AK Steel Holding
Net income (loss) attributable to AK Steel Holding Corporation, as reported	$(53.9)	$33.5	$11.2	$186.0
Ashland Works closure	(8.1)	—	69.3	—
Pension settlement charges	26.9	14.5	26.9	14.5
Adjusted net income (loss) attributable to AK Steel Holding	$(35.1)	$48.0	$107.4	$200.5

Reconciliation to Diluted Earnings (Losses) per Share
Diluted earnings (losses) per share, as reported	$(0.17)	$0.11	$0.04	$0.59
Ashland Works closure	(0.02)	—	0.22	—
Pension settlement charges	0.08	0.05	0.08	0.05
Adjusted diluted earnings (losses) per share	$(0.11)	$0.16	$0.34	$0.64

AK STEEL HOLDING CORPORATION
FLAT-ROLLED STEEL SHIPMENTS
(Unaudited)
(Tons in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Tons Shipped by Product
Stainless/electrical	170.1	201.4	763.0	830.2
Coated	668.8	720.0	2,818.4	2,895.8
Cold-rolled	222.5	261.5	917.2	1,077.9
Hot-rolled	164.2	165.3	694.9	720.1
Secondary	33.9	40.5	148.7	159.4
Total shipments	1,259.5	1,388.7	5,342.2	5,683.4

Shipments by Product (%)
Stainless/electrical	14%	15%	14%	15%
Coated	53%	51%	53%	50%
Cold-rolled	17%	19%	17%	19%
Hot-rolled	13%	12%	13%	13%
Secondary	3%	3%	3%	3%
Total shipments	100%	100%	100%	100%

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